UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 30, 2009

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Chenming Industrial Park, Shouguang City, Shandong, China 262714
(Address of principal executive offices and zip code)

+86 (536) 567-0008
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2009, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) which was entered into on September 7, 2009 by and among Gulf Resources, Inc. (the “Registrant”), Shouguang City Haoyuan Chemical Company Limited, a wholly owned subsidiary of the Registrant ("SCHC"), Fengxia Yuan, Han Wang and Qing Yang, citizens of the People’s Republic of China (the “Sellers”), the Registrant completed its acquisition of all right, title and interest in and to all assets owned by the Sellers utilized in the production of bromine and crude salt, located at the Shouguang City Yingli Township Beishan Village including without limitation, machinery, equipment and inventory, and any warranties associated therewith (the “Purchased Assets’), for a total purchase price of RMB112,000,000 (the “Purchase Price”), of which RMB78,400,000 was paid in cash and RMB33,600,000 shall be paid by the issuance of 4,229,366 shares of common stock of the Registrant (the “Shares”).  The Shares shall be delivered to the Sellers by October 20, 2009.  In connection with this transaction, the Registrant obtained the required land use rights.

Additional information regarding this transaction can be found in the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2009.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, in exchange for the transfer of the Purchased Assets by the Sellers to the Registrant, the Registrant will issue to the Sellers 4,229,366 shares of the Registrant's common stock.

The issuance of the Shares was exempt from registration pursuant to either Section 4(2) of, or Regulation S promulgated under, the Securities Act of 1933, as amended (“Securities Act”).

Item 8.01  Other Events.

On October 2, 2009, the Registrant issued a press release announcing that it had completed the aforesaid transaction. A copy of such press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Gulf Resources, Inc. Press Release dated October 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: October 5, 2009